Vonage Holdings Corp. Reports Third Quarter 2007 Results

—Third Quarter Revenues Grow 30% to $211 Million—

— Adjusted Loss from Operations Excluding Charges1 Narrows to $1 Million —

— Net Loss Excluding Charges2 Narrows to $16 Million from $62 Million Year-over-Year —

—Company Generates Positive Cash from Operations in the Third Quarter 2007—

Holmdel, NJ, November 8, 2007—Vonage Holdings Corp. (NYSE: VG), a leading provider of broadband telephone service, today announced results for the quarter ended September 30, 2007.

Revenue for the third quarter 2007 grew to a record $211 million, a 30% increase from $162 million in the third quarter 2006, driven by customer line growth and an increase in average revenue per line.

Adjusted loss from operations excluding certain charges1 narrowed to $1 million, a 98% improvement from $53 million in the third quarter 2006 and an improvement from $3 million sequentially. The Company expects to generate positive adjusted operating income for 2008.

Net loss excluding certain charges2 narrowed to $16 million, or $0.10 per share, from $62 million or $0.40 per share reported in the third quarter 2006. Including these charges, third quarter 2007 GAAP net loss was $162 million.

Jeffrey Citron, Vonage Chairman, said, “We are executing against our strategy to fix the fundamentals of our business. We are acquiring customers more effectively and running the business at an improved cost structure. While this has resulted in positive changes in our business, we have much more to do. Our primary focus today is to improve the customer experience to reduce churn. While this will take time, we believe the Company has the appropriate plan in place to improve customer satisfaction and build loyalty.”

Vonage added 78,000 net subscriber lines during the quarter, up 37% from 57,000 in the second quarter 2007, and finished with more than 2.5 million lines in service.

Third Quarter 2007 Financial and Operating Highlights

Third quarter 2007 revenue grew to $211 million, up 30% from $162 million in the year-ago quarter. The year-over-year increase was driven by growth in subscriber lines and an increase in average monthly revenue per line.

Average monthly revenue per line in the third quarter 2007 was $28.24, a 2% increase from $27.59 in the year-ago quarter and down from $28.38 reported in the second quarter 2007. Average monthly telephony services revenue per line for the quarter grew to $27.32, up 3% from $26.52 in the year-ago quarter.

In the third quarter 2007, direct cost of telephony services was $55 million, up from $41 million a year ago, and $52 million in the second quarter 2007. On a per line basis, average direct cost of telephony services was $7.30, up from $7.06 in the third quarter 2006 and $7.21 sequentially.

Direct cost of goods sold for the quarter was $17 million, in line with the year ago quarter and up from $11 million in the prior quarter. The sequential increase was driven by higher gross additions. Direct margin3 increased to 66% of revenues from 64% in the year-ago quarter.

Selling, general and administrative (“SG&A”) expense excluding certain charges4 was $84 million, up from $72 million in the year ago quarter, and flat sequentially.

Marketing expense for the quarter was $62 million, or 29% of revenue, down from $91 million, or 56% a year ago. Marketing expense fell 9% from $68 million in the second quarter 2007. Marketing cost per gross subscriber line addition (“SLAC”) was $206 in the third quarter 2007, the lowest cost of acquisition in two and a half years. The Company expects fourth quarter 2007 SLAC to increase slightly due to seasonal factors, but fall within the $225-$250 range. Additionally, the Company expects its marketing spending to increase slightly from the third quarter.

Pre-marketing operating income excluding certain charges1 was $71 million, up from $50 million in the year ago quarter and flat sequentially.

Average monthly customer churn was 3.0% in the third quarter 2007. This is an increase from 2.5% in the prior quarter, which would have been 2.7% absent the extension of the customer grace period.

Current cash, marketable securities and current restricted cash at quarter end was $356 million, up $12 million from last quarter. This includes $78 million of current restricted cash used as collateral for the Verizon bond and first escrow payment. The change in cash from the prior quarter was driven by cash provided by operations of $22 million and capital expenditures of $10 million.

The Company’s cash requirements in the fourth quarter increased due to the release of $78 million of restricted cash to Verizon, an additional $2 million to Verizon, $40 million placed into escrow and reported as current restricted cash until the Verizon appeal is decided, $80 million to Sprint and $2 million in other IP litigation settlements.

Based on these actions, cash has been reduced from $356 million to $194 million, which is comprised of $154 million in free cash and $40 million in restricted cash.

AT&T

The Company reached an agreement in principle with AT&T to settle the IP litigation suit which was filed on October 17, 2007. Specifically, AT&T filed suit against Vonage in the District Court, Western District of Wisconsin, concerning Patent No. 6,487,200 (the “Fraser Patent”), entitled “Packet Telephone System”.

The parties will work diligently to finalize the specific terms of the settlement agreement. The general terms being discussed by the parties would require Vonage to pay $39 million over five years. AT&T would agree to dismiss the lawsuit against Vonage, and Vonage would agree to dismiss a case against AT&T which is also outstanding. If negotiations of a definitive settlement agreement fail, then Vonage intends to vigorously defend itself in this matter.

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP loss from operations.
(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net loss.
(3)	Direct margin is defined as operating revenues less direct cost of telephony services and direct cost of goods sold.
(4)	This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to SG&A.

VONAGE HOLDINGS CORP.

TABLE 1. SUMMARY CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Statement of Operations Data:
Operating Revenues:
Telephony services	$203,724	$155,611	$593,561	$405,732
Customer equipment and shipping	6,810	6,235	18,815	20,202

	210,534	161,846	612,376	425,934

Operating Expenses:
Direct cost of telephony services (excluding depreciation and amortization of $4,312, $3,022, $12,616, $8,707, respectively)	54,463	41,396	162,364	119,753
Royalty	11,139	—	32,606	—

Total direct cost of telephony services	65,602	41,396	194,970	119,753
Direct cost of goods sold	17,057	16,934	41,633	50,561
Selling, general and administrative	217,939	72,052	397,133	191,036
Marketing	61,885	91,316	220,641	269,768
Depreciation and amortization	8,563	5,946	24,613	16,645

	371,046	227,644	878,990	647,763

Loss from operations	(160,512)	(65,798)	(266,614)	(221,829)

Other income (expense), net
Interest income	4,238	7,721	15,066	14,442
Interest expense	(5,424)	(3,999)	(15,700)	(13,977)
Other, net	(36)	(108)	(69)	(116)

	(1,222)	3,614	(703)	349

Loss before income tax expense	(161,734)	(62,184)	(267,317)	(221,480)
Income tax expense	(94)	—	(471)	—

Net loss	$(161,828)	$(62,184)	$(267,788)	$(221,480)

Net loss per common share:
Basic and diluted	$(1.04)	$(0.40)	$(1.72)	$(2.99)

Weighted-average common shares outstanding:
Basic and diluted	155,784	154,775	155,482	73,955

VONAGE HOLDINGS CORP.

TABLE 1. SUMMARY CONSOLIDATED FINANCIAL DATA (Continued)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Statement of Cash Flow Data:
Net cash provided by (used in) operating activities	$22,461	$(42,360)	$(88,989)	$(160,692)
Net cash provided by (used in) investing activities	(38,605)	(109,722)	6,829	(297,200)
Net cash provided by (used in) financing activities	176	(6,082)	474	479,349

	September 30, 2007	December 31, 2006
Balance Sheet Data (at period end):
Cash, cash equivalents, marketable securities and current restricted cash	$355,890	$499,736
Property and equipment, net of accumulated depreciation	127,856	128,247
Total assets	665,762	757,524
Convertible notes, net	253,310	253,430
Capital lease obligations	23,501	24,255
Total liabilities	728,691	574,323
Total stockholders’ equity (deficit)	(62,929)	183,201

VONAGE HOLDINGS CORP.

TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006
Operating and Other Data:
Gross subscriber line additions	299,978	236,840	359,148
Net subscriber line additions	77,763	56,691	204,591
Subscriber lines (at period end)	2,524,211	2,446,448	2,057,844
Average monthly customer churn	3.0%	2.5%	2.6%
Average monthly revenue per line	$28.24	$28.38	$27.59
Average monthly telephony services revenue per line	$27.32	$27.63	$26.52
Average monthly total direct cost of telephony services per line	$8.80	$8.74	$7.06
Marketing costs per gross subscriber line addition	$206.30	$286.72	$254.26
Employees (excluding temporary help) (at period end)	1,559	1,421	1,675
CPE subsidy	$34.16	$24.54	$29.79
Direct margin as a % of total revenue	66.0%	69.1%	64.0%

VONAGE HOLDINGS CORP.

TABLE 3. RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO ADJUSTED

LOSS FROM OPERATIONS AND PRE-MARKETING OPERATING INCOME (LOSS), EXCLUDING CERTAIN CHARGES

(Dollars in thousands)

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
Reconciliation of Loss from Operations to Adjusted Loss from Operations and Pre-Marketing Operating Income (Loss):
Loss from operations	$(160,512)	$(33,027)	$(65,798)
Depreciation and amortization	8,563	8,191	5,946
Non-cash stock compensation	6,228	6,937	7,338

Adjusted loss from operations	(145,721)	(17,899)	(52,514)
Marketing	61,885	67,906	91,316
Customer equipment and shipping	(6,810)	(5,432)	(6,235)
Direct cost of goods sold	17,057	11,243	16,934

Pre-marketing operating income (loss)	$(73,589)	$55,818	$49,501

As a % of telephony services revenue	(36.1)%	27.8%	31.8%
Adjusted loss from operations	$(145,721)	$(17,899)	$(52,514)
Royalty	11,139	11,052	—
IP Litigation	132,951	—	—
Severance	533	3,700	—

Adjusted loss from operations excluding certain charges	$(1,098)	$(3,147)	$(52,514)

Pre-marketing operating income (loss)	$(73,589)	$55,818	$49,501
Royalty	11,139	11,052	—
IP Litigation	132,951	—	—
Severance	533	3,700	—

Pre-marketing operating income excluding certain charges	$71,034	$70,570	$49,501

VONAGE HOLDINGS CORP.

TABLE 4. RECONCILIATION OF GAAP NET LOSS TO NET LOSS EXCLUDING CERTAIN CHARGES

(Dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006
Reconciliation of Net Loss to Net Loss Excluding Certain Charges:
Net loss	$(161,828)	$(33,626)	$(62,184)
Royalty	11,139	11,052	—
Interest on royalty	1,008	707	—
IP Litigation	132,951	—	—
Severance	533	3,700	—

Net loss excluding certain charges	$(16,197)	$(18,167)	$(62,184)

Net loss per common share:
Basic and diluted	$(1.04)	$(0.22)	$(0.40)

Net loss per common share, excluding certain charges:
Basic and diluted	$(0.10)	$(0.12)	$(0.40)

Weighted-average common shares outstanding:
Basic and diluted	155,784	155,506	154,775

VONAGE HOLDINGS CORP.

TABLE 5. RECONCILIATION OF GAAP SG&A TO SG&A EXCLUDING CERTAIN CHARGES

(Dollars in thousands)

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006
Reconciliation of SG&A to SG&A Excluding Certain Charges:
Selling, general and administrative	$217,939	$88,202	$72,052
IP Litigation	(132,951)	—	—
Severance	(533)	(3,700)	—

SG&A excluding certain charges	$84,455	$84,502	$72,052

SG&A excluding certain charges as a % of revenue	40.1%	41.0%	44.5%

VONAGE HOLDINGS CORP.

TABLE 6. RECONCILIATION OF GAAP NET LOSS TO CASH NET LOSS EXCLUDING CERTAIN CHARGES

(Dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006
Reconciliation of Net Loss to Cash Net Loss Excluding Certain Charges:
Net loss	$(161,828)	$(33,626)	$(62,184)
Royalty	11,139	11,052	—
Interest on royalty	1,008	707	—
IP Litigation	132,951	—	—
Severance	533	3,700	—
Depreciation and amortization	8,563	8,191	5,946
Stock option compensation	6,228	6,937	7,338
Other non-cash items in net loss	1,376	1,914	218

Cash net loss excluding certain charges	$(30)	$(1,125)	$(48,682)

Use of Non-GAAP Financial Measures

This press release, including the selected financial information to follow, includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: net loss excluding certain charges, adjusted loss from operations, adjusted loss from operations excluding certain charges, pre-marketing operating income, pre-marketing operating income excluding certain charges, SG&A excluding certain charges and cash net loss excluding certain charges.

The Company has excluded the royalty, IP litigation settlements with Verizon, Sprint, AT&T and others and associated interest and severance expense from certain GAAP and non-GAAP financial measures to enable better comparisons to prior periods. For example, the Company has excluded the royalty, IP litigation settlements and severance expense from adjusted loss from operations. Excluding these items will assist investors in evaluating the Company’s operating performance and in understanding its results of operations on a comparative basis.

Vonage uses net loss excluding certain charges, cash net loss excluding certain charges, adjusted loss from operations and pre-marketing operating income as principal indicators of the operating performance of its business. We believe that adjusted loss from operations permits a comparative assessment of our operating performance, relative to our performance based on our GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, and of non-cash stock compensation expense, which is a non-cash expense that also varies from period to period. In addition, as we are currently growing both our revenue and customer base while maintaining an emphasis on brand, we have chosen to invest significant amounts on our marketing activities to acquire and replace subscribers.

Given that our strategy currently results in operating losses, we believe that pre-marketing operating income is an important metric to evaluate the profitability of the existing customer base to justify the level of continued investment in growing that customer base. We provide information relating to our adjusted loss from operations and pre-marketing operating income so that investors have the same data that we employ in assessing our overall operations. We believe that trends in our adjusted loss from operations and pre-marketing operating income are valuable indicators of the operating performance of our company on a consolidated basis and of our ability to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures.

We use cash net loss excluding certain charges as this provides an important measure of cash required to fund ongoing operations by excluding the changes in working capital and the impact of certain charges.

The non-GAAP financial measures used by us may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Vonage defines adjusted loss from operations as GAAP loss from operations excluding depreciation and amortization and non-cash stock compensation expense.

Vonage defines adjusted loss from operations excluding certain charges as GAAP loss from operations excluding depreciation and amortization, non-cash stock compensation expense, royalty, IP litigation settlements and severance expense.

Vonage defines pre-marketing operating income as GAAP loss from operations excluding customer equipment and shipping revenue, direct cost of goods sold, depreciation and amortization, marketing and non-cash stock compensation expense.

Vonage defines pre-marketing operating income excluding certain charges as GAAP loss from operations excluding customer equipment and shipping revenue, direct cost of goods sold, depreciation and amortization, marketing and non-cash stock compensation expense and royalty, IP litigation settlements and severance expense.

Vonage defines net loss excluding certain charges as GAAP net loss excluding royalty, IP litigation settlements and associated interest and severance expense.

Vonage defines SG&A excluding certain charges as GAAP SG&A less IP litigation settlements and severance expense.

Vonage defines cash net loss excluding certain items as GAAP net loss excluding royalty, IP litigation settlements and associated interest, severance expense, non-cash stock compensation expense, depreciation and amortization and other adjustments to reconcile net loss to net cash.

Conference Call and Webcast

Management will host a webcast discussion of the quarter’s results on Thursday, November 8, 2007 at 10:00 AM Eastern Time. To participate, please dial (800) 289-0544 approximately ten minutes prior to the call. International callers should dial (913) 312-1294. A replay will be available approximately two hours after the conclusion of the call until midnight November 22, 2007, and may be accessed by dialing (888) 203-1112. International callers should dial (719) 457-0820. Replay Passcode: 3966043

The webcast will be broadcast live through Vonage’s Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay will be available shortly after the live webcast and will be available for two weeks.

Safe Harbor Statement

This press release contains forward-looking statements regarding the Company’s fourth quarter marketing cost per gross subscriber line addition and marketing spend and ability to achieve positive adjusted operating income. In addition, statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, our damaging and disruptive intellectual property and other litigation; our efforts to design around third-party intellectual property and implement such design arounds; our history of net operating losses and our need for cash to finance our growth; the competition we face; our dependence on our customers’ existing broadband connections; differences between our service and traditional phone services, including our 911 service; uncertainties relating to regulation of VoIP services; system disruptions or flaws in our technology; the risk that VoIP does not gain broader acceptance; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Vonage

Vonage (NYSE: VG) is a leading provider of broadband telephone services with 2.5 million subscriber lines. Our award-winning technology enables anyone to make and receive phone calls with a touch tone telephone almost anywhere a broadband Internet connection is available. We offer feature-rich and cost-effective communication services that offer users an experience similar to traditional telephone services.

Our Residential Premium Unlimited and Small Business Unlimited calling plans offer consumers unlimited local and long distance calling, and popular features like call waiting, call forwarding and voicemail — for one low, flat monthly rate. Vonage’s service is sold on the web and through national retailers including Best Buy, Circuit City, Wal-Mart Stores Inc. and Target and is available to customers in the U.S., Canada and the United Kingdom. For more information about Vonage’s products and services, please visit http://www.vonage.com.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing Inc., a subsidiary of Vonage Holdings Corp.

Vonage Investor Contacts:	Vonage Media Contact:

Leslie Arena 732.203.7372 leslie.arena@vonage.com	Meghan Shaw 732.528.2677 meghan.shaw@vonage.com

(vg-f)